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                                                                    EXHIBIT 23.1

              Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the registration statements of ADTRAN, Inc. on Form S-8 of our report, dated June 28, 1999, on our audit of the financial statements and financial statement schedules of ADTRAN, Inc. 401(k) Employee Savings Plan as of December 31, 1998 and 1997, and for the year ended December 31, 1998, which report is included in this Annual Report on Form 11-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

July 2, 1999